UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

DocuSign, Inc. (the “Company”) previously disclosed in its proxy materials filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2022 that it may decide to hold its 2022 annual meeting of stockholders (the “Annual Meeting”) solely by means of remote communication (i.e., a virtual-only stockholder meeting) as a result of the ongoing COVID-19 pandemic. On May 12, 2022, the Company announced that its Annual Meeting will be held as a virtual-only meeting in lieu of a hybrid meeting. A copy of the press release issued by the Company on May 12, 2022 announcing the change in location and meeting format is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Further information regarding this change to the location and format of the Annual Meeting can be found in the supplemental proxy materials filed by the Company with the SEC on May 12, 2022.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release Dated May 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2022

DOCUSIGN, INC.

By:	/s/ Daniel D. Springer
Daniel D. Springer
President & Chief Executive Officer